Exhibit 99.1

GAWK, Inc. Names Christopher Hall Chief Financial Officer

Los Angeles, CA…May 26, 2016 - GAWK Inc. (OTC PINK: GAWK) today announced that Christopher G. Hall has accepted the position of Chief Financial Officer of the Company. Scott Kettle, CEO, said of Hall, who is also a Director of GAWK, “Chris is a recognized VOIP industry leader, and one of the architects of GAWK’s success.” On Tuesday May 24th, the Company filed its Annual Report for the year ended January 31, 2016, in which it reported that the Company’s revenue for the year increased by 984%.

Mr. Hall noted that GAWK’s rapid rise in commercial and shareholder value was a team effort. “I have been in the telecommunications business since 1978, and have built businesses and systems in 15 countries all over the world. The opportunities afforded me at GAWK are unparalleled in my experience. I look forward to continue working with Scott Kettle and the superior staff of the Company.”

Hall has been a serial entrepreneur, starting up or advancing many telecom companies to the point where they could be sold to larger, often, public firms. He has addressed trade shows and conferences such as Comptel, VON and Intelecard, and is a member of several industry associations. Chris is a graduate of the UCLA Anderson School of Management.

GAWK’s total assets increased last year to $7,249,750 from $3,297,640, or a rise of 219%, principally from three acquisitions made over the past 30 months.

GAWK’s business plan contemplates targeting cloud services companies for acquisition, developing vertical markets, and fast-tracking organic growth.
About GAWK, Inc.
Gawk, Inc. offers a suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium, and large businesses; and offers domestic and international voice services to communications carriers worldwide. It offers a suite of advanced data center and cloud-based services, including fault tolerant, high availability cloud servers, which comprise platform as a service, infrastructure as a service, and a content delivery network; managed network services that converge voice and data applications, structured cabling, wireless, and security services, as well as include Internet access via Ethernet or fiber at speeds ranging from 10 Mbps to 10 Gbps; and data center solutions, including cloud services, colocation services, and business continuity services, such as storage and security. www.gawkinc.com
Forward-Looking Statements
All statements in this release that are not strictly historical facts are "forward-looking statements." Such forward-looking statements are based on GAWK's current assumptions, beliefs and expectations, and involve risks, uncertainties and other factors that may cause GAWK's actual results to be materially different from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words such as "expect," "plan," "possibility," "offer," "if," "negotiate," "when," "believe," "will," "estimate," "continue," and similar expressions. Risks, uncertainties, and other factors that could cause or contribute to such differences include, but are not limited to: ongoing and future intellectual property enforcement actions; the ability to successfully litigate or settle claims of patent infringement; GAWK's ability to obtain necessary financing, generate sufficient cash flow, and maintain appropriate indebtedness; and the increasing development of market competition in the area of telecommunications. These factors and others are described in more detail in GAWK's public filings with the Securities and Exchange Commission, including the risks discussed in the "Risk Factors" section in GAWK's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of these reports can be found on GAWK's website (http://gawkinc.com) under the heading "Investor Relations." GAWK is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained herein as a result of new information, future events or otherwise.
Contact:
GAWK Inc.
Investor Relations
 888.754.6190 Ext. 3